UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2021

Trillion Energy International Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:16, 06450, Oran, Cankaya, Ankara, Turkey	06450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+90 312 441 80 02

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2021, Trillion Energy International Inc. a Delaware corporation (the “Company”) closed a non-brokered private placement offering in Canada (the “Canadian Offering”) to settle a total of CND$749,771.20 (USD $599,816) in outstanding debt through the issuance to certain creditors of 1,874,428 common shares in the capital of the Corporation (the “Common Shares”), at a deemed issue price of CND$0.40 (USD$.30) per Common Share (the “Debt Settlement”).

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares issued were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trillion Energy International Inc.

/s/ David Thompson
David Thompson
Chief Financial Officer

Date: April 23, 2021